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                                                                     Exhibit 3.7


                            ARTICLES OF INCORPORATION
                                       OF
                             CCIR OF CALIFORNIA CORP.


                                        I

         The name of this corporation is CCIR OF CALIFORNIA CORP.


                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                       III

         The name and address in the State of California of this corporation's initial agent for service of process is:

                                Richard A. Saffir
                       c/o Bronson, Bronson & McKinnon LLP
                              505 Montgomery Street
                             San Francisco, CA 94111


                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which the corporation is authorized to issue is one thousand (1,000).


                                        V

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
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                                       VI

         The corporation is authorized to provide indemnification of directors, officers, and agents of the corporation through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.


Dated:  November 3, 1997.




                                              /s/ Richard A. Saffir
                                              ----------------------------------
                                              Richard A. Saffir, Incorporator